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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
InterDent, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of InterDent, Inc. ("InterDent") of our report dated March 12, 1999, on the consolidated balance sheets of Gentle Dental Service Corporation (a wholly-owned subsidiary of InterDent) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998.

/s/ KPMG LLP


Orange County, California
May 13, 1999